UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2019

PDS Biotechnology Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-37568	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4000 Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (800) 208-3343

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00033 per share	PDSB	Nasdaq Capital Market

Item 5.08.	Shareholder Director Nominations.

The board of directors (the “Board”) of PDS Biotechnology Corporation, a Delaware corporation (the “Company”), has determined that the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”) will be held at 9 a.m., Eastern Standard Time, on September 24, 2019, at the offices of DLA Piper LLP (US) at 51 John F. Kennedy Parkway, Suite 120, Short Hills, NJ 07078. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting will be August 13, 2019.

The Annual Meeting is more than 30 days from the date of the Company’s 2018 annual meeting of stockholders. In accordance with the Company’s bylaws and the rules and regulations of the Securities and Exchange Commission, stockholders will have until August 15, 2019 (the “Proposal Deadline”) to submit stockholder proposals and request proxy access with respect to any business to be considered at the Annual Meeting. To be eligible for inclusion, any such proposal should be directed to the following address:

PDS Biotechnology Corporation
300 Connell Drive
Berkeley Heights, New Jersey 07922
Attn: Secretary

The Company anticipates mailing definitive proxy materials for the Annual Meeting on or about August 23, 2019. Under the rules and regulations of the Securities and Exchange Commission, the Company undertakes to supplement such materials (and, if necessary, postpone the Annual Meeting) to address any stockholder proposals timely received before the Proposal Deadline.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2019	PDS Biotechnology Corporation

	By:	/s/ Frank Bedu-Addo, Ph.D.
Name: Frank Bedu-Addo, Ph.D.
Title: President and Chief Executive Officer